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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADC TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-0743912
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
12501 Whitewater Drive
Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip code)

ADC TELECOMMUNICATIONS, INC. RETIREMENT SAVINGS PLAN
ADC TELECOMMUNICATIONS, INC. 401(k) SUPPLEMENTAL RETIREMENT PLAN
(Full title of the plan)

Jeffrey D. Pflaum
Vice President, General Counsel and Secretary
ADC Telecommunications, Inc.
12501 Whitewater Drive
Minnetonka, Minnesota 55343
(Name and address of agent for service)

(952) 938-8080
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)

Common Stock ($.20 par value)(3)(4)	20,400,000 Shares	$184,926,000	$46,232

(1)
Represents 20,000,000 shares of common stock of ADC Telecommunications, Inc. ("ADC") that may be offered or sold pursuant to the ADC Telecommunications, Inc. Retirement Savings Plan and 400,000 shares of common stock of ADC that may be offered or sold pursuant to the ADC Telecommunications, Inc. 401(k) Supplemental Retirement Plan.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based upon the average of the high and low prices of the common stock as reported on the Nasdaq National Market on May 16, 2001.

(3)
Includes corresponding rights to acquire shares of ADC Telecommunications, Inc. common stock pursuant to the Second Amended and Restated Rights Agreement, dated as of November 28, 1995, as amended, between ADC Telecommunications, Inc., Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, National Association) and Computershare Investment Services, LLC.

(4)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ADC Telecommunications, Inc. Retirement Savings Plan.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents, which have been filed by ADC Telecommunications, Inc. ("ADC") or the ADC Telecommunications, Inc. Retirement Savings Plan (the "Retirement Savings Plan") with the Securities and Exchange Commission, are incorporated by reference in this registration statement, as of their respective dates:

  (a)
  ADC's Annual Report on Form 10-K for the fiscal year ended October 31, 2000;

  (b)
  ADC's Quarterly Report on Form 10-Q for the quarter ended January 31, 2001;

  (c)
  ADC's Current Reports on Form 8-K, filed on January 19, 2001, January 29, 2001 and March 28, 2001;

  (d)
  The Annual Report on Form 11-K of the Retirement Savings Plan for the year ended December 31, 1999; and

  (e)
  the description of ADC's common stock and common stock purchase rights contained in any registration statement or report filed by ADC under the Securities Act of 1933, as amended (the "Securities Act"), or in any report filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

    In addition, all documents filed by ADC and the Retirement Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations.

    Article IX of ADC's Restated Bylaws provides that ADC shall indemnify officers and directors to the extent permitted by Minnesota Statutes Section 302A.521 as now enacted or hereafter amended. ADC also maintains an insurance policy or policies to assist in funding indemnification of directors and officers for certain liabilities.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

4.1	Restated Articles of Incorporation of ADC Telecommunications, Inc., as amended (incorporated by reference to Exhibit 4.1 of ADC's Registration Statement on Form S-3 dated April 15, 1997).
4.2
Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc. dated January 20, 2000 (incorporated by reference to Exhibit 4-f to ADC's Form 10-Q for the quarter ended January 31, 2000).
4.3
Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc. dated June 30, 2000 (incorporated by reference to Exhibit 4-g to ADC's Form 10-Q for the quarter ended July 31, 2000).
4.4	Restated Bylaws of ADC Telecommunications, Inc., as amended (incorporated by reference to Exhibit 4.2 to ADC's Registration Statement on Form S-3 dated April 15, 1997).
4.5	Form of certificate for shares of common stock of ADC (incorporated by reference to Exhibit 4-a to ADC's Form 10-Q for the quarter ended January 31, 1996).
4.6
Second Amended and Restated Rights Agreement, amended and restated as of November 28, 1995, between ADC Telecommunications, Inc. and Norwest Bank Minnesota, National Association (amending and restating the Rights Agreement dated as of September 23, 1986, as amended and restated as of August 16, 1989), which includes as Exhibit A thereto the form of Rights Certificate (incorporated by reference to Exhibit 4 to ADC's Current Report on Form 8-K dated December 11, 1995).
4.7	Amendment to Second Amended and Restated Rights Agreement dated as of October 6, 1999 (incorporated by reference to Exhibit 4-c to ADC's Form 10-K for the fiscal year ended October 31, 1999).
4.8
Amendment No. 2 to Second Amended and Restated Rights Agreement dated as of November 15, 2000 between ADC Telecommunications, Inc., Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, N.A.) and Computershare Investment Services, LLC (incorporated by reference to Exhibit 4.8 to ADC's Registration Statement on Form S-8 dated February 28, 2001).
5.1
Internal Revenue Service determination letter with respect to ADC Telecommunications, Inc. Retirement Savings Plan (incorporated by reference to Exhibit 5 to ADC's Registration Statement on Form S-8 date April 3, 1995).
5.2	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Arthur Andersen LLP.
24.1	Power of Attorney (included on signature page).

Item 9.  Undertakings.

    (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on May 23, 2001.

ADC TELECOMMUNICATIONS, INC.
By:	/s/ RICHARD R. ROSCITT Richard R. Roscitt Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey D. Pflaum and Charles T. Roehrick and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on May 23, 2001, by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD R. ROSCITT Richard R. Roscitt	Chairman of the Board and Chief Executive Officer (principal executive officer)
/s/ ROBERT E. SWITZ Robert E. Switz	Senior Vice President and Chief Financial Officer (principal financial officer)
/s/ CHARLES T. ROEHRICK Charles T. Roehrick	Vice President and Controller (principal accounting officer)
/s/ JOHN A. BLANCHARD III John A. Blanchard III	Director

John J. Boyle III	Director
/s/ JAMES C. CASTLE James C. Castle, Ph.D.	Director
/s/ B. KRISTINE JOHNSON B. Kristine Johnson	Director
/s/ JEAN-PIERRE ROSSO Jean-Pierre Rosso	Director
/s/ JOHN D. WUNSCH John D. Wunsch	Director
/s/ CHARLES D. YOST Charles D. Yost	Director

    Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on May 23, 2001.

ADC TELECOMMUNICATIONS, INC. RETIREMENT SAVINGS PLAN
By:	/s/ LAURA N. OWEN Laura N. Owen Vice President, Human Resources

EXHIBIT INDEX

Exhibit
4.1	Restated Articles of Incorporation of ADC Telecommunications, Inc., as amended (incorporated by reference to Exhibit 4.1 of ADC's Registration Statement on Form S-3 dated April 15, 1997).
4.2
Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc. dated January 20, 2000 (incorporated by reference to Exhibit 4-f to ADC's Form 10-Q for the quarter ended January 31, 2000).
4.3
Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc. dated June 30, 2000 (incorporated by reference to Exhibit 4-g to ADC's Form 10-Q for the quarter ended July 31, 2000).
4.4	Restated Bylaws of ADC Telecommunications, Inc., as amended (incorporated by reference to Exhibit 4.2 to ADC's Registration Statement on Form S-3 dated April 15, 1997).
4.5	Form of certificate for shares of common stock of ADC (incorporated by reference to Exhibit 4-a to ADC's Form 10-Q for the quarter ended January 31, 1996).
4.6
Second Amended and Restated Rights Agreement, amended and restated as of November 28, 1995, between ADC Telecommunications, Inc. and Norwest Bank Minnesota, National Association (amending and restating the Rights Agreement dated as of September 23, 1986, as amended and restated as of August 16, 1989), which includes as Exhibit A thereto the form of Rights Certificate (incorporated by reference to Exhibit 4 to ADC's Current Report on Form 8-K dated December 11, 1995).
4.7	Amendment to Second Amended and Restated Rights Agreement dated as of October 6, 1999 (incorporated by reference to Exhibit 4-c to ADC's Form 10-K for the fiscal year ended October 31, 1999).
4.8
Amendment No. 2 to Second Amended and Restated Rights Agreement dated as of November 15, 2000 between ADC Telecommunications, Inc., Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, N.A.) and Computershare Investment Services, LLC (incorporated by reference to Exhibit 4.8 to ADC's Registration Statement on Form S-8 dated February 28, 2001).
5.1
Internal Revenue Service determination letter with respect to ADC Telecommunications, Inc. Retirement Savings Plan (incorporated by reference to Exhibit 5 to ADC's Registration Statement on Form S-8 dated April 3, 1995).
5.2	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Arthur Andersen LLP.
24.1	Power of Attorney (included on signature page).

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PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX